Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-146265) and Forms F-3 (File Nos. 333-114504 and 333-130632) of ViryaNet Ltd. pertaining of our report dated 15 July, 2011, with respect to the 2010 financial statements of ViryaNet (Pty) Ltd (a wholly-owned subsidiary of ViryaNet Ltd.), to be included in the Annual Report (Form 20-F) of ViryaNet Ltd. for the year ended December 31, 2012.

Nexia Melbourne
ABN 16 847 721 257

/s/ George S. Dakis
Partner
Audit & Assurance Services

Melbourne

26 April, 2013